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                                                                     EXHIBIT 5.1


                       [LETTERHEAD OF PERKINS COIE LLP]


                                 April 9, 2001


Captaris, Inc.
11410 N.E. 112nd Way
Kirkland, WA 98034

     Re:   Registration Statement on Form S-8

Dear Gentlemen and Ladies:

     We have acted as counsel to Captaris, Inc. (the "Company") in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement"), which is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to: (a) 5,000,000 shares of common stock, $.01 par value per share, which may be issued under the Captaris, Inc. 2000 Non-Officer Employee Stock Compensation Plan (the "Plan"), (b) 750,000 shares of common stock that may be issued pursuant to the Stock Option Letter Agreement dated November 15, 2000 between the Company and David P. Anastasi (the "Anastasi Agreement"), and (c) 150,000 shares of common stock that may be issued pursuant to the Stock Option Letter Agreement dated December 14, 2000 between the Company and Tom Ryan (the "Ryan Agreement") (collectively, the "Shares").

     We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed relevant and necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies, and the genuineness of all signatures.

     Based upon and subject to the foregoing, we are of the opinion that the Shares that may be issued upon the exercise of stock options granted pursuant to the Plan, the Anastasi Agreement or the Ryan Agreement upon the due execution by the Company and the registration by its registrar of the Shares and the issuance thereof by the Company in accordance with the terms of the Plan or the Agreements, as applicable, and the receipt of the consideration therefor in accordance with the terms of the Plan or Agreements, as applicable, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                             Very truly yours,

                                             /s/ Perkins Coie LLP